Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Archrock, Inc.’s Registration Statements No. 333-145589, No. 333-145558, No. 333-165146, No. 333-170528, No. 333-176050, No. 333-177747 and No. 333-188341 each on Form S-8 of our report dated February 29, 2016, February 9, 2017 as to the effects of the restatement discussed in Note 23, relating to the financial statements and financial statement schedule of Archrock, Inc. and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the restatement discussed in Note 23 and regarding the Company’s completed spin-off of its international contract operations, international aftermarket services, and global fabrication businesses into an independent, publicly traded company named Exterran Corporation), and our report dated February 29, 2016 on the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K/A of Archrock, Inc. for the year ended December 31, 2015.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 9, 2017